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Exhibit 10.8


    Agreement dated as of January 1, 1997 between Medjet Inc., a Delaware corporation ("Employer") and Thomas Handschiegel ("Employee").

                                 W I T N E S S E T H

    WHEREAS, Employer and Employee are parties to an Employment Agreement dated as of March 18, 1996 (the "Employment Agreement") and Employer and Employee desire to amend the Employment Agreement to increase the Employee's Base Salary thereunder;

    NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

    1. Effective January 1, 1997 the Base Salary under the Employment Agreement is hereby increased to $101,100 per year.

    2. Employee hereby agrees that he shall not be entitled to a car allowance.

    3. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          MEDJET INC.

                                          By:   /s/ Eugene I. Gordon
                                                ----------------------------


                                          /s/ Thomas M. Handschiegel
                                          ----------------------------------
                                          Thomas Handschiegel